UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Nova Vision Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

On July 19, 2024, Nova Vision Acquisition Corp. (the “Company”) filed with the U.S. Securities and Exchange Commission its Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) for an Annual Meeting of Shareholders, which is scheduled to be held on August 6, 2024. Capitalized terms used but not otherwise defined in this Amendment No. 1 to the Proxy Statement (this “Amendment”) have the meanings ascribed to them in the Proxy Statement.

The Company is filing this Amendment to correct a typographical error with respect to the estimated redemption price per ordinary share applicable to the Company’s public shareholders. For illustrative purposes only, based on funds in the trust account of approximately $18.7 million on June 30, 2024, the estimated per share redemption price would have been approximately $12.076.

THIS AMENDMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS SPECIFICALLY AMENDED OR SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS AMENDMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT.

The date of this Amendment is July 25, 2024.